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                                                                     EXHIBIT 1.1

                                    2,857,200

                             CELEBRATE EXPRESS, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                             _____________, 2004

SG COWEN & CO., LLC
CIBC WORLD MARKETS CORP.
PACIFIC CREST SECURITIES INC.
  As Representatives of the several Underwriters
c/o SG Cowen & Co., LLC
1221 Avenue of the Americas
New York, New York 10020

Dear Sirs:

1. INTRODUCTORY. Celebrate Express, Inc., a Washington corporation (the "Company"), and the selling shareholders named in Schedule B hereto (the "Selling Shareholders"), propose to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the "Underwriters," or, each, an "Underwriter"), an aggregate of 2,857,200 shares of Common Stock, $0.001 par value per share (the "Common Stock") of the Company. The aggregate of 2,857,200 shares so proposed to be sold is hereinafter referred to as the "Firm Stock". The Company and certain Selling Shareholders also propose to sell to the Underwriters, upon the terms and conditions set forth in
Section 3 hereof, up to an additional 428,580 shares of Common Stock (the "Optional Stock"). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the "Stock". SG Cowen & Co., LLC ("SG Cowen"), CIBC World Markets Corp. and Pacific Crest Securities Inc. are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

2. (I) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters that:

      (a) A registration statement on Form S-1 (File No. 333-117459) (the "Initial Registration Statement") in respect of the Stock has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the Commission thereunder, which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus

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      included in the Initial Registration Statement or filed with the
      Commission pursuant to Rule 424(a) of the Rules and Regulations, is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the "Prospectus." No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

      (b) The Registration Statement conforms (and the Rule 462(b) Registration Statement, if any, the Prospectus and any amendments or supplements to either the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter's Information (as defined in Section 16).

      (c) The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations under the laws of Washington, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: List Selector & Processing, Inc., a Washington corporation ("List Selector").

      (d) This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

      (e) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided

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      herein, will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Prospectus.

      (f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Prospectus. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

      (g) List Selector (i) is not a "significant subsidiary" as such term is defined in Rule 1-02 of Regulation S-X of the Rules and Regulations, (ii) has no assets or liabilities (fixed, contingent, liquidated or otherwise) as of the date hereof, and (iii) is not, and since at least January 2000 has not been, engaged in the conduct of any business.

      (h) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to (except for such consents as have been obtained), any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject,
      (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or (iii) result in any violation of statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets other than those described in the Prospectus, except any conflicts, breaches or violations that have been validly waived or with respect to (i) and/or (iii) (or, with respect to List Selector only, clause (ii)), which, singularly or in the aggregate, would not have a Material Adverse Effect.

      (i) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and applicable state securities laws, the National Association of Securities Dealers, Inc. and the Nasdaq National Market System ("NasdaqNM") in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

      (j) Deloitte & Touche, LLP, which has expressed its opinion on the audited financial statements included in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Public Company Accounting Oversight Board (PCAOB), the Securities Act and the Rules and Regulations.

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      (k)   The financial statements, together with the related notes, included in the Prospectus and in the Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The financial statements, together with the related notes, included in the Prospectus comply in all material respects with the Securities Act and the Rules and Regulations. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be included in the Prospectus.

      (l) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock (other than issuances of options in the ordinary course of business and pursuant to the Plans disclosed in the Prospectus or the issuance of Common Stock upon the exercise of outstanding options and warrants, in each case as disclosed in the Prospectus or on Schedule C hereto) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

      (m) Except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which is required to be described in the Registration Statement or the Prospectus and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others. No material labor dispute with the employees of the Company exists or, to the Company's knowledge, is threatened or imminent. The Company has not received any written notice that any material labor dispute with the employees of any supplier or shipping company utilized by the Company exists or is threatened or imminent, which, singularly or in the aggregate, would have a Material Adverse Effect.

      (n) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or
      (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except any violations or defaults with respect to (ii) or (iii) which, singularly or in the aggregate, would not have a Material Adverse Effect.

      (o) The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described

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      in the Prospectus except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect, and the Company has not received notification of any revocation or modification of, or non-compliance with, any such license, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit will not be renewed.

      (p) Neither the Company nor any of its subsidiaries is or, after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the Prospectus will become, an "investment company" within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

      (q) Neither the Company nor any of its officers, directors or, to the knowledge of the Company, affiliates has taken, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

      (r) The Company and its subsidiaries own or possess the right to use all patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, trade names, domain names, domain name registrations, copyrights, licenses, inventions, trade secrets and other intellectual property rights that are necessary for the conduct of their respective businesses as described in the Prospectus (collectively, the "Intellectual Property"), and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing. The Intellectual Property is free and clear of all liens, claims, licenses and restrictions, except for such as are described in the Prospectus or would not have a Material Adverse Effect. The Company's business as described in the Prospectus does not and will not infringe or conflict with any patents, patent applications, trademarks, service marks, trade names, domain names, domain name registrations, copyrights, trade secrets, licenses or other intellectual property or franchise rights of any person. Except as described in the Prospectus, no claim has been made or, to the Company's knowledge, threatened against the Company or any of its subsidiaries alleging the infringement by the Company or such subsidiaries of any patent, patent application, trademark, service mark, trade name, domain name, domain name registration, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

            The Company has not received any written notice that the execution or delivery of this Agreement, the carrying on of the business of the Company and its subsidiaries by the employees and independent contractors of the Company and its subsidiaries, or the conduct of the business of the Company and its subsidiaries as now conducted and as proposed to be conducted, as described in the Prospectus, conflicts with or results in a breach of the terms, conditions, or provisions of, or constitutes a default under, any judgment, decree or order of any court or administrative agency under which any such employee or independent contractor is now obligated or under any contract, covenant or instrument under which any such employee or independent contractor is now obligated.

      (s) The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid, subsisting and enforceable rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects that may result in a Material Adverse Effect, except such liens set forth in that certain Loan and Security Agreement, dated May 21, 2004, by and between the Company and ORIX Venture Finance, LLC (as amended, the "ORIX Loan Agreement").

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      (t)   No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is imminent which might be expected to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

      (u) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each "pension plan" (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

      (v) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries have knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

      (w) The Company and its subsidiaries each (i) has filed with all necessary federal, state and foreign income and franchise tax returns,
      (ii) has paid all federal state, local and foreign taxes due and payable for which it is liable, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the Company's knowledge, proposed against it which could reasonably be expected to have a Material Adverse Effect.

      (x) The Company carries, or is covered by, insurance from recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. The Company has no reason to believe that it will not be able to (i) renew its existing insurance coverage from similar institutions as may be necessary or appropriate to conduct its business as described in the Prospectus and at a cost that would not result in a Material Adverse Effect. The Company has not been denied any insurance coverage which it has sought after which it has applied.

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      (y)   The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (z) The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company since the time of its respective incorporation through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

      (aa) There is no statute, regulation, franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or, in the case of franchises, leases, contracts, agreements or documents, filed therein as required; and all descriptions of any such statutes, regulations, franchises, leases, contracts, agreements or documents contained in the Registration Statement are accurate and complete descriptions of such statutes, regulations or documents in all material respects. Other than as described in the Prospectus, no such franchise, lease, contract, agreement or other document has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice or any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

      (bb) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

      (cc) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right or who have been given timely and proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

      (dd) Neither the Company nor any of its subsidiaries own any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

      (ee) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Stock.

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      (ff)  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

      (gg) The Stock has been approved for listing subject to notice of issuance on the NasdaqNM.

      (hh) The Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the "Sarbanes-Oxley Act") that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon and at all times after the effectiveness of such provisions.

      (ii) The Company has taken all necessary actions to ensure that, upon and at all times after the NasdaqNM shall have approved the Stock for inclusion, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect upon and at all times after the effectiveness of such requirements.

      (jj) Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

      (kk) There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that could reasonably be expected to affect materially the Company's liquidity or the availability of or requirements for its capital resources required to be described in the Prospectus which have not been described as required.

      (ll) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Prospectus.

      (II) REPRESENTATIONS AND WARRANTIES AND AGREEMENTS OF THE SELLING SHAREHOLDERS. Each Selling Shareholder severally and not jointly represents and warrants to, and agrees with, the several Underwriters that such Selling
Shareholder:

      (a) Has, and immediately prior to each Closing Date (as defined in Section 3 hereof) will have, good and valid title to the shares of Stock to be sold by the Selling Shareholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

      (b) Has duly and irrevocably executed and delivered a power of attorney, in substantially the form heretofore delivered by the Representatives (the "Power of Attorney"), appointing Michael K. Jewell and Darin White, and each of them, as attorney-in-fact (the "Attorneys-in-fact") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to authorize the delivery of the shares of Stock to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement. The Power of Attorney is a valid and binding agreement of

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      such Selling Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

      (c) Has duly and irrevocably executed and delivered a custody agreement, in substantially the form heretofore delivered by the Representatives (the "Custody Agreement"), with American Stock Transfer & Trust Company as custodian (the "Custodian"), pursuant to which certificates in negotiable form for the shares of Stock to be sold by such Selling Shareholder hereunder have been placed in custody for delivery under this Agreement. The Custody Agreement is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as to enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

      (d) Has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or require the consent, approval or waiver of any other party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such actions result, if such Selling Shareholder is an entity, in any violation of the provisions of the charter or by-laws of such Selling Shareholder, the articles or certificate, as applicable, of partnership of such Selling Shareholder or the deed of trust of such Selling Shareholder, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property or assets of such Selling Shareholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby.

      (e) The Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus (including any prospectus wrapper), as amended or supplemented, as of its filing date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences apply only to the extent that any information contained in or omitted from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, was in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for inclusion therein.

      (f) Such Selling Shareholder has not taken, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

3. PURCHASE SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell 1,716,984 shares of Common Stock ("the Company Firm Stock") to the several Underwriters, (b) each Selling Shareholder agrees, severally and not jointly, to sell to the several Underwriters the number of shares of Common Stock set forth opposite such Selling Shareholder's name on Schedule B hereto, and (c) each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders that number of shares of Firm Stock set forth opposite the name of such Underwriter in Schedule A hereto (subject to adjustment by SG Cowen to eliminate fractions). The number of shares of Firm Stock to be purchased by each Underwriter from the Company and each Selling Shareholder hereunder shall, as nearly as practicable, be in the same proportion as the number of shares of Firm Stock being purchased by such Underwriter bears to the total number of shares of Firm Stock to be purchased by all of the Underwriters hereunder.

      The purchase price per share to be paid by the Underwriters to the Company and the Selling Shareholders for the Stock will be $_____ per share (the "Purchase Price").

      The Company and the Selling Shareholders (or the Custodian on behalf of the Selling Shareholders) will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the First Closing Date (as defined below)) against payment of the aggregate Purchase Price therefor by same-day wire transfer to an account at a bank reasonably acceptable to SG Cowen, payable to the order of the Company and American Stock Transfer & Trust Company as Custodian for the Selling Shareholders, all at the offices of Heller Ehrman White & McAuliffe LLP, 701 Fifth Avenue, Suite 6100, Seattle, Washington 98104. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on ________, 2004, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the "First Closing Date". The First Closing Date and the location and delivery of the Firm Stock may be varied by agreement among the Company, the Attorney-in-Fact and SG Cowen.

      The Company and the Selling Shareholders (or the Custodian on behalf of the Selling Shareholders) shall make the certificates for the Firm Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York at least twenty-four hours prior to the First Closing Date.

      For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase from Company and the Selling Shareholders all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company agrees to issue and sell up to 357,150 shares of Common Stock to the several Underwriters and the Selling Shareholders agree, severally and not jointly, to sell to the Underwriters up to all of the number of shares of Optional Stock set forth opposite the names of such Selling Shareholders in Schedule B hereto under the caption "Number of Optional Shares to be Sold," in such aggregate amounts as determined by the Representatives in their discretion; provided, however, that in the event the Representatives shall exercise the right, on behalf of the Underwriters, to purchase less than all of the Optional Stock, the number of shares of Optional Stock to be sold by the

Company and each Selling Shareholder shall be reduced in the same proportion as the number of shares of Optional Stock to be purchased by the Underwriters bears to the number of total shares of Optional Stock subject to the over-allotment option set forth in this Section 3 (subject to adjustment by SG Cowen to eliminate fractions), and provided further that, in the event the aggregate number of shares of Optional Stock sold by the Selling Shareholders is less than the aggregate number of shares of Optional Stock exercised by the Representatives from the Selling Shareholders, the Company shall sell to the Underwriters the number of shares of Optional Stock that, together with the number of shares of Optional Stock sold by the Company and the Selling Shareholders, equals the number of shares of Optional Stock exercised by the Representatives. Such shares of Optional Stock shall be purchased from each Selling Shareholder and the Company for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name bears to the total number of shares of Firm Stock (subject to adjustment by SG Cowen to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by SG Cowen to the Company and the Selling Shareholders.

      The option granted hereby may be exercised by written notice being given to the Company and the Selling Shareholders by SG Cowen setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called the "Option Closing Date" and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. (The Option Closing Date and the First Closing Date are herein called the "Closing Dates".)

      The Selling Shareholders and the Company will deliver the Optional Stock to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the Option Closing Date against payment of the aggregate Purchase Price therefor in federal (same day) funds by same day wire transfer to an account at a bank reasonably acceptable to SG Cowen, payable to the order of the Company and American Stock Transfer & Trust Company as Custodian for the Selling Shareholders, all at the offices of Heller Ehrman White & McAuliffe LLP, 701 Fifth Avenue, Suite 6100, Seattle, Washington 98104.

      Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Selling Shareholders and the Company, if applicable, shall make the certificates for the Optional Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York not later than 10:00 A.M., New York Time, on the business day preceding the Option Closing Date. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement among the Selling Shareholders, the Company (if applicable) and SG Cowen.

      The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

4. (I) FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters that:

      (a) The Company will prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission on the date hereof; prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second business day following the execution and delivery of this Agreement; make no further amendment or any supplement to the Registration Statement or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, use promptly its best efforts to obtain its withdrawal.

      (b) If at any time prior to the expiration of nine months after the effective date of the Initial Registration Statement when a prospectus relating to the Stock is required to be delivered any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and upon their request will prepare an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amended or supplemented Prospectus; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the effective date of the Initial Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

      (c) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Initial Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

      (d) To deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Initial Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits), (ii) each Preliminary Prospectus, and (iii) the Prospectus (not later than 9:00 A.M., New York time, of the second business day following the execution and delivery of this Agreement and any amended or supplemented Prospectus (not later than 9:00 A.M., New York City time, on the second business day following the date of such amendment or supplement).

      (e) To make generally available to its shareholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries

      (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

      (f) The Company will promptly take from time to time such actions as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate in writing to the Company and to continue such qualifications in effect for so long as required for the distribution of the Stock; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

      (g) During the period of five years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to shareholders and (i) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Stock is listed or quoted.

      (h) The Company will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days from the date of the Prospectus without the prior written consent of SG Cowen other than the Company's sale of the Stock hereunder, provided, however, that the Company may issue shares of the Common Stock or options to purchase the Common Stock, or Common Stock upon the exercise of outstanding warrants or options as described in the Prospectus, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus (not to exceed the shares available for issuance or grant under such plans or arrangements as set forth in the Prospectus), but in the case of newly issued warrants or options, only if the holders of such warrants, options or shares issued upon exercise of such newly-issued options or warrants agree or have agreed in writing not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock during such 180-day period without the prior written consent of SG Cowen. The Company will cause each officer, director and shareholder to furnish to the Representatives, prior to the First Closing Date, a letter, substantially in the form of Exhibit I hereto, pursuant to which each such person shall agree not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days from the date of the Prospectus, without the prior written consent of SG Cowen.

      (i) The Company will supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

      (j) Prior to each of the Closing Dates the Company will furnish to the Representatives, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

      (k) Prior to each of the Closing Dates, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

      (l) In connection with the offering of the Stock, until SG Cowen shall have notified the Company of the completion of the resale of the Stock, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

      (m) The Company and its officers or directors will not take, and the Company will use its best efforts to cause its affiliates not to take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

      (n) The Company will not take any action prior to the Option Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4(I)(b).

      (o) During the period of one year from the date hereof, the Company shall at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

      (p) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus under the heading "Use of Proceeds". The Company will repay all outstanding indebtedness under the ORIX Loan Agreement not more than three (3) business days after the First Closing Date.

      (II) FURTHER AGREEMENTS OF THE SELLING SHAREHOLDERS. Each Selling Shareholder further agrees, severally and not jointly, with the several Underwriters as follows:

      (a) Such Selling Shareholder will comply in all respects with the letter agreement substantially in the form of Exhibit I hereto and previously delivered to the Underwriters by such Selling Shareholder.

      (b) Such Selling Shareholder will not take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

      (c) The shares of Stock represented by the certificates held in custody under the Custody Agreement are for the benefit of and coupled with and subject to the interests of the Underwriters and the other Selling Shareholders, and that the arrangement for such custody and the appointment of the Attorneys-in-fact are irrevocable; that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity, liquidation or distribution of such Selling Shareholder, or any other event, that if such Selling Shareholder should die or become incapacitated or is liquidated or dissolved or any other event occurs, before the delivery of the Stock hereunder, certificates for the Stock to be sold by such Selling Shareholder shall be delivered on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and action taken by the Attorneys-in-fact or any of them under the Power of Attorney shall be as valid as if such death, incapacity, liquidation or dissolution or other event had not occurred, whether or not the Custodian, the Attorneys-in-fact or any of them shall have notice of such death, incapacity, liquidation or dissolution or other event.

      (d) Such Selling Shareholder will deliver to SG Cowen on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States person) or such other applicable form or statement specified by Treasury Department regulations in lieu thereof.

5. PAYMENT OF EXPENSES. The Company agrees with the Underwriter to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, Preliminary Prospectus, Prospectus and any amendments and exhibits thereto, the costs of printing, reproducing and distributing the Power of Attorney, the Custody Agreement, the "Agreement Among Underwriters" between the Representatives and the Underwriters, the Master Selected Dealers' Agreement, the Underwriters' Questionnaire and this Agreement; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with filings made with the National Association of Securities Dealers; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(I)(f) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related fees and expenses of counsel to the Underwriters); (g) all fees and expenses of the registrar and transfer agent of the Stock; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company's counsel and the Company's independent accountants); provided that, except as otherwise provided in this Section 5 and in Section 9, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

Each Selling Shareholder will pay all fees and expenses incident to the performance of such Selling Shareholder's obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to any fees and expenses of counsel for such Selling Shareholder, such Selling Shareholder's pro rata share of fees and expenses of the Custodian and all expenses and taxes incident to the sale and delivery of the Stock to be sold by such Selling Shareholder to the Underwriters hereunder; provided, however, that as between the Company and the Selling Shareholders, this Section 5 shall not supersede, affect or modify any provisions of that certain Investors' Rights Agreement dated November 15, 2001, relating to the payment of registration expenses.

In no event shall the Underwriters be liable for or obligated to pay any fees, costs or expenses that are required to be paid by the Company or any of the Selling Shareholders under this Section 5.

6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each of the Closing Dates, of the respective representations and warranties of the Company and the Selling Shareholders contained herein, to the accuracy of the respective statements of the Company and the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

      (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. The Rule 462(b) Registration Statement, if any, and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(I)(a).

      (b) None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

      (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Custody Agreements, the Powers of Attorney, the Stock, the Registration Statement and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Shareholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

      (d) Heller Ehrman White & McAuliffe LLP shall have furnished to the Representatives such counsel's written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

            (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington and has all corporate power and authority necessary to own or hold its properties and to conduct its business as described in the Registration Statement, except where the failure to have such power or authority would not have, singularly or in the aggregate, a Material Adverse Effect. The Company is duly qualified as a foreign corporation and is in good standing under the laws of the State of North Carolina.

            (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are non-assessable and, to such counsel's knowledge, fully paid. Such shares conform to the description thereof contained under the heading "Description of Securities" in the Prospectus. None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any security holder of the Company set forth in the Company's charter or by-laws or any agreement or other instrument known to such counsel (although such counsel need not express any opinion as to the authority of any parties waiving or purporting to waive such rights).

            (iii) The Company Stock being delivered on the Closing Date has been duly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with this Agreement, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained under the heading "Description of Securities" in the Prospectus.

            (iv) There are no preemptive or other rights to subscribe for or to purchase from the Company any shares of the Company Stock pursuant to the Company's Restated Certificate of Incorporation, Restated Bylaws or the corporate law of the state of Washington or, to such counsel's knowledge, contractual preemptive rights, except for such rights and/or restrictions that have been waived (although such counsel need not express any opinion as to the authority of any parties waiving or purporting to waive such rights).

            (v) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable against the Company in accordance with its terms except as rights to indemnification hereunder may be limited by applicable law and except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

            (vi) The execution and delivery of this Agreement by the Company and the sale of the Company Stock to the Underwriters contemplated hereby will not result in (A) a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument that is an exhibit to the Registration Statement, (B) any violation of the Restated Articles of Incorporation or Restated Bylaws of the Company,
                   (C) any violation of any federal or Washington state law, regulation or rule that such counsel has, in the exercise of customary professional diligence, recognized as applicable to a transaction of the type contemplated by the Agreement (although such counsel need not express any opinion regarding federal securities laws other than the Securities Act, any Blue Sky or state securities laws, or as to compliance with any federal or state antifraud statutes, rules or regulations, other than as expressly set forth in the last paragraph of this Section 6(d)), or (D) any violation of any decree, judgment or order applicable to the Company and of which such counsel is aware.

            (vii) Except for the registration of the Company Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities or blue sky laws in connection with the purchase and distribution of the Company Stock by the Underwriters (except that such counsel need not express any opinion as to any necessary qualification under state securities or blue sky laws of the various jurisdictions in which the Company Stock is being offered by the Underwriters), no consent, approval, authorization or order of, or filing or registration with, any federal, Washington state governmental or regulatory agency or body is required in connection with the execution and delivery of the Agreement by the Company and the sale of the Company Stock to the Underwriters as contemplated thereby.

            (viii) The statements (A) in the Prospectus under the headings
                   "Related Party Transactions," "Description of Capital Stock," "Shares Eligible for Future Sale," "U.S. Federal Tax Considerations for Non-U.S. Holders," "Business - Government Regulation," "Management - Benefit Plans" and "Risk Factors - Anti-takeover provisions under our charter documents and Washington law could delay or prevent a change of control and could also limit the market price of our stock," and (B) in the Registration Statement, Part II, Items 14 and 15, to the extent that such descriptions or statements constitute summaries of matters of law or regulation, or documents referred to therein, fairly summarize the matters of law and documents described therein in all material respects.

            (ix) To such counsel's knowledge, there are no contracts, licenses, agreements or leases of a character which are required to be filed as exhibits to the Registration Statement which have not been so filed as required.

            (x) To such counsel's knowledge, the Company is not in (1) violation of its charter or bylaws, (2) violation of any decree, judgment or order applicable to the Company, or (3) breach of, or, in default under, any provision of any agreement or instrument which is an exhibit to the Registration Statement.

            (xi) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company is a party or of which any property or asset of the Company is the subject which are required to be described in the Prospectus but are not so described or which prevent or adversely affect the ability of the Company to issue and sell the Company Stock as contemplated under this Agreement.

            (xii) The Registration Statement (including all post-effective amendments, if any) has become effective under the Securities Act, any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceeding for that purpose is pending or has been threatened by the Commission.

            (xiii) The Registration Statement, as of its effective date, and the
                   Prospectus, as of its date, and any further amendments or supplements thereto made by the Company prior to the Closing Date, as of their respective dates (other than the financial statements and other financial data contained therein, as to which such counsel need not express an opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

            (xiv) To such counsel's knowledge, except as described in the Prospectus, no person or entity has the right to require the Company to register shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right (although such counsel need not express any opinion as to the authority of any parties waiving or purporting to waive such rights).

            (xv) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the charter and by-laws of the Company.

            (xvi) The Company is not an "investment company" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

            Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that, in connection with the registration of the Company Stock, (x) such counsel has acted as counsel to the Company and in furtherance thereof participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and (y) based upon such counsel's participation as described in this paragraph and such counsel's review of the Registration Statement and the Prospectus, no facts have come to such counsel's attention that cause such counsel to believe that the Registration Statement or any amendment thereto, at the time such Registration Statement or amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, or that the Prospectus or any supplement thereto, at the date of such Prospectus or such supplement, and at all times up to the date of such counsel's opinion letter, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion with respect to the financial statements and other financial data contained in the Registration Statement or Prospectus.

            The foregoing opinion and statement may be qualified by a statement to the effect that such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and takes no responsibility therefor except to the extent set forth in the opinion described in clauses (ii), (iii) and (viii) above.

      (e) The respective counsel for each of the Selling Shareholders, as indicated in Schedule D hereto, each shall have furnished to the Representatives such counsel's written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially to the effect that:

            (i) Each Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by each Selling Shareholder and the consummation by each Selling Shareholder of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, partnership agreement, operating agreement or other agreement or instrument known to such counsel, in each case, to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject and that is material to such Selling Shareholder or to such Selling Shareholder's ability to enter into and perform its obligations under this Agreement, the Power of Attorney and the Custody Agreement, (ii) result, if such Selling Shareholder is an entity, in any violation of the provisions of the charter or by-laws of any Selling Shareholder, the articles or certificate of incorporation, partnership or formation of any Selling Shareholder or the deed of trust of any Selling Shareholder, as applicable, or
                  (iii) result in any violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over any Selling Shareholder or the property or assets of any Selling Shareholder; and, except for the registration of the Stock to be sold by the

                  Selling Shareholders under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by any Selling Shareholder and the consummation by any Selling Shareholder of the transactions contemplated hereby and thereby.

            (ii) Each of this Agreement, the Custody Agreement and the Power-of-Attorney has been duly authorized (if the Selling Shareholder is a corporation, partnership, limited liability company or other entity), executed and delivered by or on behalf of each Selling Shareholder. Each of the Custody Agreement, the Power-of-Attorney and Section 3 of this Agreement (to the extent the provisions of such Section 3 relate to the over-allotment option) constitutes a valid and binding obligation of each Selling Shareholder, enforceable in accordance with its terms except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

            (iii) Upon payment for and delivery to the Underwriters in New York of the Selling Shareholders' Stock to be sold by each Selling Shareholder in accordance with the Agreement, assuming each of the Underwriters is acquiring the Stock sold by the Selling Shareholder without notice of any adverse claim, no action based on an adverse claim such shares of Stock may successfully be asserted against the Underwriters under the Uniform Commercial Code in effect in the State of New York.

      (f) The Representatives shall have received from O'Melveny & Myers LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

      (g) At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche, LLP a letter, addressed to the Underwriters and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and
      (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained in the Prospectus.

      (h) On the Closing Date, the Representatives shall have received a letter (the "bring-down letter") from Deloitte & Touche, LLP addressed to the Underwriters and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to Section 6(g).

      (i) The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of its Chief Executive Officer and President and its Vice President, Finance stating that (i) such officers have carefully examined the Registration Statement and the Prospectus and, in their opinion, the Registration Statement, at the time such Registration Statement became effective, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, at the date of such Prospectus, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus,
      (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no change in the financial position or results of operation of the Company and its subsidiaries, or any change, or any development including a prospective change, in each of the instances in this clause
      (iv) that might have a Material Adverse Effect, except as set forth in the Prospectus.

      (j) Each Selling Shareholder, or an Attorney-in-fact on behalf of such Selling Shareholder, shall have furnished to the Representatives on the Closing Date a certificate, dated such date, signed by, or on behalf of, the Selling Shareholder stating that the representations, warranties and agreements of the Selling Shareholder contained herein are true and correct as of the Closing Date and that the Selling Shareholder has complied with all agreements contained herein to be performed by the Selling Shareholder at or prior to the Closing Date.

      (k) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

      (l) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Stock; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Stock.

      (m) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the Company's corporate credit rating or the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of any of the Company's debt securities.

      (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on The New York Stock Exchange or the The Nasdaq Stock Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) (A) the United States shall have become engaged in hostilities, or been the subject of an act of terrorism, or there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, (B) a "Red" terrorist threat condition, announced by the Homeland Security Advisory System or similar agency in the United States, or (C) any detonation, explosion, discharge or use against any person or entity or nation anywhere in the world of any weapon of mass destruction has occurred, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

      (o) The NasdaqNM shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

      (p) SG Cowen shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers, directors and shareholders of the Company.

      All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.    INDEMNIFICATION AND CONTRIBUTION.

      (a) The Company shall indemnify and hold harmless each Underwriter, its officers, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively the "Underwriter Indemnified Parties" and each, an "Underwriter Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or
      (ii) above, (provided that the Company shall not be liable in the case of any matter covered by this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct) and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter's Information (as defined in Section 16); provided further, however, that the foregoing indemnification agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchases Stock, or any officers, employees, representatives, agents or controlling persons of such Underwriter, if (i) a copy of the Prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Stock to such person, (ii) a copy of the Prospectus (as then amended or supplemented) was not sent or given to such person by or on behalf of such Underwriter and such failure was not due to non-compliance by the Company with Section 4(I)(d), and (iii) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

      This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

      (b) Each Selling Shareholder, severally and not jointly, shall indemnify and hold harmless each Underwriter Indemnified Party, against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Shareholders specifically for inclusion therein, and shall reimburse each Underwriter Indemnified Party for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the foregoing indemnification agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased Stock, or any officers, employees, representatives, agents or controlling persons of such Underwriter, (A) if (i) a copy of the Prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Stock to such person, (ii) a copy of the Prospectus (as then amended or supplemented) was not sent or given to such person by or on behalf of such Underwriter and such failure was not due to non-compliance by the Company with Section 4(I)(d), and (iii) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability or (B) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or any amendment or supplement in reliance upon and in conformity with the Underwriters' Information (as defined in Section 16); provided further, however, that the liability of any Selling Shareholder under this subsection (b) shall not exceed the amount of proceeds received by such Selling Shareholder from the sale of such Selling Shareholder's Stock hereunder net of applicable underwriting discounts and commissions. This indemnity agreement is not exclusive and will be in addition to any liability which the Selling Shareholders might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

      (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company its officers, employees, representatives and agents, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the "Company Indemnified Parties" and each a "Company Indemnified Party") and the Selling Shareholders, their respective officers, employees, representatives and agents and each person, if any, who controls the Selling Shareholders within the meaning of the Securities Act (collectively, the "Selling Shareholder Indemnified Parties" and each a "Selling Shareholder Indemnified Party"), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties or the Selling Shareholder Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company Indemnified Parties and the Selling Shareholder Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Underwriters consists solely of the Underwriters' Information (as defined in Section 16). This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties and the Selling Shareholder Indemnified Parties.

      (d) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or
      (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by SG Cowen, if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties or Selling Shareholder Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a), 7(b) and 7(c), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 7(e) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

      (e) If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      (f) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a), 7(b) or 7(c), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling

      Shareholders on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholders and the Underwriters with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in any Preliminary Prospectus, the Registration Statement or the Prospectus consists solely of the Underwriters' Information. The Company and the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(f) shall be deemed to include, for purposes of this Section 7(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7(f), no Selling Shareholder shall be required to contribute any amount in excess of the proceeds received by such Selling Shareholder (net of applicable underwriting discounts and commissions) in connection with the sale of such Selling Shareholder's Stock, after giving effect to any indemnification payment by such Selling Shareholder under Section 7(b) hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      The Underwriters' obligations to contribute as provided in this Section 7(f) are several in proportion to their respective underwriting obligations and not joint. Each Selling Shareholder's obligation to contribute as provided in this Section 7(f) is several in proportion to the respective number of shares of Stock to be sold by such Selling Shareholder.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by SG Cowen, in its absolute discretion by notice given to and received by the Company and the Selling Shareholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(k), 6(m) or 6(n) have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company fails to tender any of the Company Firm Stock or Optional Stock for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Selling Shareholders collectively fail to tender all of the Selling Shareholder Stock for delivery to the

Underwriters for any reason not permitted under this Agreement or (d) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, consistent with Section 5, and upon demand the Company shall pay the full amount thereof to SG Cowen; provided, however, that if this Agreement is terminated pursuant to subsection (c) above, no Selling Shareholder shall be required to reimburse the Underwriters for fees and expenses unless such Selling Shareholder has failed to tender the Stock for delivery to the Underwriters for any reason permitted under this Agreement and the other Selling Shareholders have not tendered additional shares of its Common Stock to cover such shortage. If this Agreement is terminated pursuant to
Section 8 or 10 by reason of the default of one or more Underwriters, neither the Company nor any Selling Shareholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.; provided, however, that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares of Stock underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares of Stock which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares of Stock underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

      If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company and the Selling Shareholders shall have the right to postpone the applicable Closing Date for a period of not more than five (5) full business days in order that the Company and the Selling Shareholders may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company, the Selling Shareholders or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter, the Selling Shareholders or the Company, except expenses to be paid or reimbursed pursuant to Sections 5 and 9 and except the provisions of Section 7 shall not terminate and shall remain in effect.

11. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company and the Selling Shareholders contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall also be for the benefit of the Company

Indemnified Parties and the Selling Shareholder Indemnified Parties. It is understood that the Underwriter's responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

12. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Shareholders, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock.

13. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

      (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to SG Cowen & Co., LLC Attention: [ ] (Fax: 212-[ ]);

      (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Celebrate Express, Inc. Attention: Michael K. Jewell (Fax: 889-9741);

      (c) if to any of the Selling Shareholders, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Shareholder at the address set forth on Schedule B hereto; provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

      Any party to this Agreement may change its address for notice by sending to the other parties to this Agreement written notice of a new address for such purpose.

14. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16. UNDERWRITERS' INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters' Information consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters,
(ii) the table of underwriters participating in the offering in the first paragraph of the heading "Underwriting," and (iii) the statements concerning the Underwriters contained in the third paragraph under the heading "Underwriting" (which paragraph begins "The underwriters propose to offer the shares . . .").

17. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters; and any action taken under this Agreement by any of the Attorneys-in-Fact will be binding on all the Selling Shareholders.

18. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Shareholders and the Representatives.

20. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Shareholders represents by so doing that he or she has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                            [Signature Page Follows]

      If the foregoing is in accordance with your understanding of the agreement among the Company, the Selling Shareholders and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

                            Very truly yours,

                            CELEBRATE EXPRESS, INC.

                            By: ____________________________
                                Name:
                                Title:

                            SELLING SHAREHOLDERS LISTED
                            IN SCHEDULE B

                            By: [Attorney-in-fact]

                                  By:______________________________

                            [Attorney-in-fact]
                            Acting [on [his] [her] [their] own behalf and]on behalf of the Selling Shareholders listed in Schedule B.

Accepted as of
the date first above written:

SG COWEN & CO., LLC
CIBC WORLD MARKETS CORP.
PACIFIC CREST SECURITIES INC.
  Acting on their own behalf
  and as Representatives of several
  Underwriters referred to in the
  foregoing Agreement.

By: SG COWEN & CO., LLC

By: ______________________________
    Name:
    Title:

                                   SCHEDULE A

                                            Number           Number of
                                           of Firm            Optional
                                           Shares             Shares
                                            to be              to be
Name                                      Purchased          Purchased
----                                      ----------         ----------
SG Cowen & Co., LLC
                                          ----------         ----------
CIBC World Markets Corp.
                                          ----------         ----------
Pacific Crest Securities Inc.
                                          ----------         ----------
Total
                                          ==========         ==========

                                   SCHEDULE B

                                          Number of          Number of
                                            Firm              Optional
                                          Shares to          Shares to
Selling Shareholders                       be Sold            be Sold
--------------------                      ----------         ----------
[Name and address]
                                          ----------         ----------
Total
                                          ==========         ==========

                                   SCHEDULE C
                       TRANSACTIONS SINCE AUGUST 31, 2004

                                   SCHEDULE D
                           SELLING SHAREHOLDER COUNSEL

                                    EXHIBIT I

                           [Form of Lock-Up Agreement]

                                                                          [Date]

SG Cowen & Co., LLC
CIBC World Markets Corp.
Pacific Crest Securities, Inc.
   As Representatives of the
   several Underwriters
c/o SG Cowen & Co., LLC
1221 Avenue of the Americas
New York, New York  10020

Re: Celebrate Express, Inc. -- Shares of Common Stock

Ladies and Gentlemen:

      In order to induce SG Cowen & Co., LLC ("SG Cowen"), CIBC World Markets Corp. and Pacific Crest Securities, Inc. (collectively with SG Cowen, the "Representatives"), to enter into a certain underwriting agreement with Celebrate Express, Inc., a Washington corporation (the "Company"), with respect to the initial public offering (the "Offering") of shares of the Company's Common Stock, par value $0.001 per share ("Common Stock"), the undersigned hereby agrees that for a period of 180 days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with the Offering (the "Lock-Up Period"), the undersigned will not, without the prior written consent of SG Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares, the "Beneficially Owned Shares")) or securities convertible into or exercisable or exchangeable into Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable into Common Stock or (iii) engage in any short selling of the Common Stock.

      If (i) the Company issues an earnings release, or material news or a material event relating to the Company occurs, in either case during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this letter agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event.

      The restrictions contained in the foregoing paragraphs shall not apply to
(1) any transfer of shares of Common Stock or any security convertible into Common Stock (a) as a bona fide gift or gifts, (b) to any trust for the benefit of the undersigned or the undersigned's immediate family, (c) by will or intestacy to the undersigned's legal representative, heir or legatee, or (d) if the undersigned is a partnership or corporation or similar entity, as a distribution to partners or stockholders of the undersigned; provided that each donee, transferee or distributee shall execute and deliver to SG Cowen a duplicate form of this letter agreeing to be bound by the same restrictions; or (2) any sale of shares of Common Stock in the Offering pursuant to the underwriting agreement.

      In addition, the undersigned hereby waives any and all notice requirements and rights to request or demand registration pursuant to the Securities Act of 1933, as amended, pursuant to any agreement, understanding or otherwise, including any registration rights agreement to which the undersigned and the Company may be party, of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares, such waiver to be effective with respect to the period from the date hereof until the expiration of the Lock-Up Period. The undersigned hereby agrees that, to the extent that the terms of this letter agreement conflict with or are in any way inconsistent with any agreement, understanding or otherwise to which the undersigned and the Company may be a party, this letter agreement supersedes such agreement or understanding.

      Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this letter agreement, other than persons to whom shares are sold in the Offering pursuant to the underwriting agreement.

      In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the Company's transfer agent with respect to any of the undersigned's shares of Common Stock or Beneficially Owned Shares.

      Notwithstanding anything herein to the contrary, if the closing of the Offering has not occurred prior to January 30, 2005, this letter agreement shall be of no further force or effect.

                                          [Signatory]

                                          By: _______________________________
                                              Name:
                                              Title: